Exhibit 4.2
Execution Version
BROADRIDGE FINANCIAL SOLUTIONS, INC.
(as Obligor)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as Trustee)

First Supplemental Indenture

Dated as of May 15, 2026

5.750% Senior Notes due 2036

THIS FIRST SUPPLEMENTAL INDENTURE, between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Obligor”), having its principal office at 5 Dakota Drive, Lake Success, New York 11042, and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), is made and entered into as of this 15th day of May, 2026.

RECITALS OF THE OBLIGOR

WHEREAS, the Obligor and the Trustee executed and delivered an Indenture dated as of May 15, 2026 (the “Indenture”), to provide for the issuance by the Obligor from time to time of debt securities;

WHEREAS, capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture;

WHEREAS, pursuant to a board resolution, the Obligor has authorized the issuance of $500,000,000 of its 5.750% Senior Notes due 2036 (the “Senior Notes”); and

WHEREAS, the Obligor desires to establish the terms of the Senior Notes in accordance with Section 2.01 of the Indenture;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1     Definitions.  For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Corporate Trust Office” means, the office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 100 Wall Street, Suite 1600, New York, NY 10005.

“First Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.

“Senior Notes” has the meaning assigned in the Recitals.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Obligor in accordance with the following: (i) the Treasury Rate shall be determined by the Obligor after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Obligor shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date; and (ii) if on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Obligor shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Obligor shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Obligor shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

TERMS OF THE NOTES

SECTION 2.1      Title.  The Senior Notes shall constitute a series of Notes having the title “5.750% Senior Notes due 2036” and shall be in the form attached as Exhibit A.

SECTION 2.2     Aggregate Principal Amount.  The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this First Supplemental Indenture shall be unlimited; provided that the Obligor complies with the provisions of this First Supplemental Indenture.

SECTION 2.3      Maturity.  The entire outstanding principal amount of the Senior Notes shall be payable on May 15, 2036.

SECTION 2.4     Interest.  The Senior Notes shall accrue interest at a rate of 5.750% per year. Interest shall accrue on the Senior Notes from the most recent Interest Payment Date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the Issue Date of the Senior Notes), payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Record Dates for payment of interest shall be May 1 and November 1 of each year.

SECTION 2.5      Place of Payment.  The place where the principal of (and premium, if any) and interest, if any, with respect to the Senior Notes shall be payable shall initially be the Corporate Trust Office.

SECTION 2.6      Optional Redemption.

(a)         If the Obligor elects to redeem the Senior Notes pursuant to the optional redemption provisions of Section 2.6(i), it shall furnish to the Trustee, at least 10 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date, and (2) the CUSIP and/or ISIN numbers of the Senior Notes.

(b)       If fewer than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Senior Notes or any integral multiple thereof) of the principal amount of Senior Notes of a denomination larger than the minimum authorized denomination for the Senior Notes. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to the Senior Note will state the portion of the principal amount of the Senior Note to be redeemed. For so long as the Senior Notes are held by DTC (or another depositary), the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the depositary.

(c)          The Trustee shall promptly notify the Obligor in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

(d)        For all purposes of this First Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal of such Senior Note which has been or is to be redeemed.

(e)        Notice of redemption to the Holders of Senior Notes to be redeemed as a whole or in part at the option of the Obligor shall be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) not fewer than 10 nor more than 60 days prior to the Redemption Date, to each such Holder at such Holder’s last address appearing in the Security Register. All notices of redemption shall state:

(i)          the Redemption Date;

(ii)         the Redemption Price, or if not then ascertainable, the manner of calculating the Redemption Price;

(iii)        if fewer than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Senior Notes to be redeemed from the Holder to whom the notice is given and that on and after the Redemption Date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued in accordance with Section 2.6(h);

(iv)       that on the Redemption Date the Redemption Price shall become due and payable upon each Senior Note called for redemption, and that interest, if any, thereon shall cease to accrue from and after said date;

(v)        the place where Senior Notes called for redemption are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Obligor pursuant to Section 9.02 of the Indenture;

(vi)         the name and address of the Paying Agent;

(vii)       that the Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(viii)      the CUSIP and/or ISIN number, and that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Senior Notes.

Notice of redemption of Senior Notes shall be given by the Obligor or, at the Obligor’s request, by the Trustee in the name and at the expense of the Obligor.

(f)          On or prior to 10 a.m., New York City time, on any Redemption Date, the Obligor shall deposit with the Trustee or with a Paying Agent (or, if the Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03 of the Indenture) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Senior Notes which are to be redeemed on that date.

(g)         Notice of redemption having been given as aforesaid, the Senior Notes (or portions thereof) so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price plus accrued and unpaid interest to the Redemption Date therein specified and from and after such date (unless the Obligor shall default in the payment of the Redemption Price) such Senior Notes shall cease to bear interest. Upon surrender of such Senior Notes for redemption in accordance with the notice, such Senior Notes shall be paid by the Obligor at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes registered as such on the relevant Record Date according to the terms and the provisions of Section 2.06 of the Indenture. If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor by the Senior Note.

(h)         Any Senior Note that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Obligor pursuant to Section 9.02 of the Indenture (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing) and the Obligor shall execute and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge and at the expense of the Obligor, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Senior Note so surrendered.

(i)          Prior to February 15, 2036 (three months prior to the Maturity Date of the Senior Notes) (the “Par Call Date”), the Obligor may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)          100% of the principal amount of the Senior Notes to be redeemed; and

(ii)          (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming the notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued and unpaid to the date of redemption.

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Obligor may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on such Senior Notes to, but excluding, the Redemption Date. The Obligor’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Any redemption pursuant to this Section 2.6(i) shall be made pursuant to the provisions of Section 2.6(a) through (h).

SECTION 2.7      Issue Date.  The Issue Date of the Senior Notes is May 15, 2026

SECTION 2.8      Issue Price.  The issue price of the Senior Notes is 99.700% of the aggregate principal amount of the Senior Notes.

SECTION 2.9      Definitive and Global Notes.  The Senior Notes are issuable in whole or in part in the form of Global Notes and the Depositary for such Global Notes shall be DTC.

SECTION 2.10    Denomination.  The Senior Notes shall be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.11    Limitation on Liens.  Section 9.06 of the Indenture shall be amended by including the following additional exception designated as clause (k) of such Section:

“(k) liens existing on the date of the First Supplemental Indenture.”

SECTION 2.12    Counterparts.  This First Supplemental Indenture and the Senior Notes shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this First Supplemental Indenture or the Senior Notes shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

[Remainder of page intentionally left blank; Signatures follow]

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Ashima Ghei
Name: Ashima Ghei
Title: Corporate Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

EXHIBIT A

Form of Senior Note

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [●]	$[●]

5.750% Senior Notes due 2036

CUSIP No. [●]
ISIN No. [●]

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on May 15, 2036.

Interest Payment Dates:  May 15 and November 15, beginning on November 15, 2026.

Record Dates:  May 1 and November 1.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:
Name: Ashima Ghei
Title: Corporate Vice President and Chief Financial Officer

Dated: May 15, 2026

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Senior Notes referred
to in the First Supplemental Indenture.

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[●]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

5.750% Senior Notes due 2036

1.	Interest

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Obligor”), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Obligor shall pay interest semiannually on May 15 and November 15 of each year, beginning on November 15, 2026. The Record Dates for payment of interest shall be May 1 and November 1 of each year. Interest on this Senior Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 15, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Obligor shall pay interest on this Senior Note (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date. Holders must surrender this Senior Note to a Paying Agent to collect principal payments. Payments in respect of this Senior Note represented by a Global Note (including principal, premium, if any, and interest) shall be made in immediately available funds to DTC or its nominees, as the case may be, as the Holder of such Global Note. The Obligor shall make all payments in respect of any certificated Senior Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Obligor, payment of interest may be made by mailing a check to the registered address of each Holder thereof or, upon request of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account located in the United States by the payee.

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Obligor may act as Paying Agent.

4.	Indenture

The Obligor issued this Senior Note under an Indenture dated as of May 15, 2026 (the “Base Indenture”), between the Obligor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 15, 2026 (the “First Supplemental Indenture”; and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”). The terms of this Senior Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. In the event of a conflict between any provision of this Senior Note and the Indenture, the Indenture shall govern such provision.

This Senior Note is an unsecured and unsubordinated obligation of the Obligor of which an unlimited aggregate principal amount may be at any one time Outstanding. The Indenture imposes certain limitations on the ability of the Obligor and its Significant Subsidiaries to, among other things, create or incur Liens and enter into certain Sale-Leaseback Transactions. The Indenture also imposes limitations on the ability of the Obligor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Optional Redemption

Prior to February 15, 2036 (three months prior to the Maturity Date of the Senior Notes) (the “Par Call Date”), the Obligor may redeem this Senior Note at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of this Senior Note to be redeemed; and

•
(a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued and unpaid to the date of redemption.

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Obligor may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on such Senior Notes to, but excluding, the Redemption Date.

6.	Sinking Fund

This Senior Note is not subject to any sinking fund.

7.	Notice of Redemption

If the Obligor elects to redeem this Senior Note, it shall furnish the Trustee, at least 10 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of this Senior Note.

Notice of redemption to the Holders of this Senior Note at the option of the Obligor shall be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) not fewer than 10 nor more than 60 days prior to the Redemption Date to each such Holder at such Holder’s last address appearing in the Senior Note Register.

8.	Repurchase of this Senior Note at the Option of Holders upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Obligor has redeemed this Senior Note as described in the Indenture, the Obligor will be required to make an offer to each Holder of this Senior Note to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of the applicable percentage of this Senior Note at a repurchase price in cash equal to 101% of the aggregate principal amount of such percentage of this Senior Note plus any accrued and unpaid interest on this Senior Note repurchased to, but not including, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange

Senior Notes may be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange this Senior Note in accordance with the Indenture. Upon any transfer or exchange, the Obligor or  the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Obligor need not register the transfer of or exchange this Senior Note if selected for redemption (except, in the event it will be redeemed in part, the portion not to be redeemed) or to transfer or exchange this Senior Note for a period of 15 days prior to a selection of Senior Notes to be redeemed.

10.	Persons Deemed Owners

With certain exceptions, the registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Obligor at its request. After any such payment, Holders entitled to the money must look to the Obligor for payment as unsecured general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Obligor at any time may terminate some of or all its obligations under this Senior Note and the Indenture if the Obligor deposits with the Trustee U.S. dollars or non-callable U.S. Government Obligations for the payment of principal of, premium, if any, and interest on, this Senior Note to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended under certain circumstances with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes of all series affected by such amendment and (ii) certain defaults may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders of any Senior Notes, the Obligor and the Trustee may amend the Indenture: (i) to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Senior Notes; (ii) to add to the covenants of the Obligor for the benefit of Holders of the Senior Notes or to surrender any right or power conferred upon the Obligor; (iii) to add any additional events of default for the benefit of Holders of the Senior Notes; (iv) to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Senior Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Notes in uncertificated form; (v) to secure the Senior Notes; (vi) to add or appoint a successor or separate Trustee; (vii) to cure any ambiguity, mistake, defect or inconsistency; (viii) to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of Senior Notes; (ix) to make any other change that would not materially adversely affect the Holders of the Senior Notes; (x) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture or any supplemental Indenture under the TIA; (xi) to conform the Indenture to the section entitled “Description of Notes” in the prospectus supplement dated May 4, 2026 relating to the Senior Notes; and (xii) to reflect the issuance of additional Notes as permitted by Section 2.01 and Section 2.02 of the Indenture.

14.	Defaults and Remedies

If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) with respect to this Senior Note occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all Outstanding Senior Notes, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the Event of Default. If an Event of Default relating to a merger or certain events of bankruptcy, insolvency or reorganization of the Company occurs, then the principal amount of all the Senior Notes then Outstanding and interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Senior Notes, to the full extent permitted by applicable law.

Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

No Holder of this Senior Note may institute any action, unless and until: (i) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders has or have offered the Trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes.

15.	Trustee Dealings with the Obligor

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with the Obligor with the same rights it would have if it were not Trustee.

16.	Authentication; Counterparts

This Senior Note shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Senior Note shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Senior Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

17.	Governing Law

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO RULES GOVERNING THE CONFLICTS OF LAW.

18.	CUSIP and ISIN Numbers

The Obligor has caused CUSIP and ISIN numbers to be printed on this Senior Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Obligor shall furnish to any Holder of this Senior Note upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Senior Note.